UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2011

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	— Termination of a Material Definitive Agreement
On August 28, 2011, EZCORP, Inc. terminated the Transaction Implementation Agreement, dated March 21, 2011, between EZCORP and Cash Converters International Limited (the “Agreement”), pursuant to which EZCORP was to acquire a controlling interest in Cash Converters and the two companies were to form two joint ventures to develop opportunities outside of Australia and the United Kingdom. The terms and conditions of the Agreement are more fully described in EZCORP’s Current Report on Form 8-K filed on March 22, 2011, and that description is incorporated herein by reference.
The termination follows the release by the Australian Federal Government on August 25, 2011 of various proposals to limit the amount of fees that can be charged in connection with “small amount credit contracts.” As currently proposed, those limitations could have a material impact on Cash Converters’ consumer loan business in Australia. Consequently, EZCORP elected to terminate the Agreement in accordance with its terms.
On August 30, 2011, EZCORP issued a press release announcing the termination of the Agreement, and a copy of that press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits.

99.1	Press Release dated August 30, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: August 30, 2011	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release dated August 30, 2011

4